Exhibit 3.1

KEATING CAPITAL, INC.

AMENDED AND RESTATED BYLAWS

ARPIL 17, 2009

ARTICLE I
OFFICES

Section 1.                      PRINCIPAL OFFICE.  The principal office of the Company in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2.                      ADDITIONAL OFFICES.  The Company may have additional offices, including without limitation a principal office, at such places as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.                      PLACE.  All meetings of stockholders shall be held at the principal office of the Company or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2.                      ANNUAL MEETING.  Commencing with the 2009 annual meeting of stockholders of the Company, an annual meeting of the stockholders for the election of Directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Directors each year.

Section 3.                      SPECIAL MEETINGS.

(a)  General.   The Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may call a special meeting of the stockholders.  Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the Secretary of the Company upon the written request of stockholders entitled to cast not less than the Special Meeting Percentage (as defined below) of all the votes entitled to be cast at such meeting.

(b)  Stockholder Requested Special Meetings.  (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”).  The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon receiving the Record Date Request Notice, and subject to Section 2-502(c) of the Maryland General Corporation Law (the “MGCL”), the Board of Directors may fix a Request Record Date.  The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

                                (2)  In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than ten percent (10%) (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary; provided, that the Special Meeting Percentage shall be a majority of all of the votes entitled to be cast at such meeting if and to the extent the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), are qualified as “covered securities,” within the meaning of Section 18 of the Securities Act of 1933, as amended (the “Securities Act”).  In addition, the Special Meeting Request (i) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (ii) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (iii) shall set forth the name and address, as they appear in the Company’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class, series and number of all shares of stock of the Company which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (iv) shall be sent to the Secretary by registered mail, return receipt requested, and (v) shall be received by the Secretary within 60 days after the Request Record Date.  Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke hisor its request for a special meeting at any time by written revocation delivered to the Secretary.

                                (3)  The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials).  The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph 2 of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

                                (4)  Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, whoever has called the meeting.  In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal office of the Company.  In fixing a date for any special meeting, the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors may consider such factors as he or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.  In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.  The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph 3 of this Section 3(b).

(5)  If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting; or (ii) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting.  Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)  The Board of Directors, the Chairman of the Board or the President may appoint independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request, and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the Secretary represent, as of the Request Record Date, not less than the Special Meeting Percentage.  Nothing contained in this paragraph 6 shall in any way be construed to suggest or imply that the Company or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)  For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(c) Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the stockholders, along with the number of shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any stockholder, or a designated agent of such stockholder, at the principal office of the Company upon the written request of such stockholder. The Stockholder List shall be updated at least monthly to reflect changes in the information contained therein. The Company may impose a reasonable charge for expenses incurred in reproduction of the Stockholder List pursuant to the stockholder’s request. A stockholder may request from the Company a copy of the Stockholder List for any reason relating to the stockholder’s interest in the Company.

The Stockholder List shall be mailed to the stockholder within ten days of request and shall be printed in alphabetical order, on white paper, and in at least 10-point type. If the investment adviser of the Company (the “Adviser”) neglects or refuses to exhibit, produce or provide a copy of the Stockholder List as requested by a stockholder, the Adviser shall be liable to any such stockholder requesting the Stockholder List for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of the Stockholder List, and for actual damages suffered by such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of stockholders or other information for the purpose of selling the Stockholder List or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Company. The Company may require the stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the stockholder’s interest in the Company. The remedies provided hereunder to stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

The provisions of this paragraph c of this Section 3 shall not apply, and shall be of no force and effect, if and to the extent the shares of the Company’s Common Stock are qualified as “covered securities,” within the meaning of Section 18 of the Securities Act.

Section 4.                      NOTICE OF MEETINGS.  Written or printed notice of the purpose or purposes, in the case of a special meeting, and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Company to each stockholder of record entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting, by either placing the notice in the mail, delivering it by overnight delivery service or transmitting the notice by electronic mail or any other electronic means at least ten days, but not more than 90 days, prior to the date designated for the meeting, addressed to each stockholder at such stockholder’s address appearing on the books of the Company or supplied by the stockholder to the Company for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board in favor of the actions or persons as the Board may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting. A single notice shall be effective as to all stockholders who share an address, except to the extent that a stockholder at such address objects to such single notice.  Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.

Except as provided in Article II, Section 11, any business of the Company may be transacted at an annual meeting of stockholders without being specifically designated in the notice of such meeting, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice of such meeting. The Company may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting.

Section 5.                      ORGANIZATION AND CONDUCT.  Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting:  the Vice Chairman of the Board, if any, the Chief Executive Officer, the President, any vice president, the Secretary, the Ttreasurer or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy.  The Secretary or, in the Secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.  Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.                      QUORUM.  The presence in person or by proxy of the holders of shares of stock of the Company entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum.  This section shall not affect any requirement under any statute or the charter of the Company for the vote necessary for the adoption of any measure.

If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting shall have the power to (a) adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting; or (b) conclude the meeting without adjournment to another date.  If a meeting is adjourned and a quorum is present at such adjournment, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7.                      VOTING.  A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Company.  Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8.                      PROXIES.  A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law.  Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Company before or at the meeting.  No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9.                      VOTING OF STOCK BY CERTAIN HOLDERS.  Stock of the Company registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the President or a Vice President, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock.  Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of stock of the Company directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Company that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of stock books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Company; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section 10.                    INSPECTORS.  The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto.  The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Each such report shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11.                     ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a)  Annual Meetings of Stockholders.  (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Company who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subsection (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for action by the stockholders.  To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the Secretary at the principal office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth:

(i)            As to each individual whom the stockholder proposes to nominate for election or reelection as a director,(A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Company that are beneficially owned by such individual and the date such shares were acquired and the investment intent of such acquisition, (C) whether such stockholder believes any such individual is, or is not, an "interested person" of the Company, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”)  and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to make such determination, and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii)           As to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom;

(iii)           As to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the Company which are owned by such stockholder and by such Stockholder Associated Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such stockholder or any such Stockholder Associated Person with respect to any shares of stock of the Company (collectively, “Hedging Activities”), and (D) a general description of whether and the extent to which such stockholder or such Stockholder Associated Person has engaged in Hedging Activities with respect to such shares or other equity interests of any other company;

(iv)           As to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this Section 11(a)(2), (A) the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person, and (B) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to the investors or potential investors in such stockholder or Stockholder Associated Person; and

(v)           To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

(3)           Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal office of the Company not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Company.

                                (4)           For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b)            Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 11.  In the event the Company calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Company’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 11 shall be delivered to the Secretary at the principal office of the Company not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)            General.  (1)  If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 11.  Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11 and (B) a written update of any information previously submitted by the stockholder pursuant to this Section 11 as of an earlier date.  If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2)           Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11.  The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3)           For purposes of this Section 11, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for the election of Directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

(4)           Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.  Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 12.                     VOTING BY BALLOT.  Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 13.                     CONTROL SHARE ACQUISITION ACT.  Notwithstanding any other provision of the charter of the Company or these Bylaws, Subtitle 7 of Title 3 of the Maryland General Corporation Law (the “MGCL”), or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Company.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III
DIRECTORS

Section 1.                       GENERAL POWERS.  The business and affairs of the Company shall be managed under the direction of its Board of Directors.

Section 2.                      NUMBER, TENURE AND QUALIFICATIONS.  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of Directors, provided that the number thereof shall never be less than one, nor more than nine, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of Directors.

Section 3.                      ANNUAL AND REGULAR MEETINGS.  An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary.  In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.  Regular meetings of the Board of Directors shall be held from time to time at such places and times as provided by the Board of Directors by resolution, without notice other than such resolution.

Section 4.                      SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the Directors then in office.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.  The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without notice other than such resolution.

Section 5.                      NOTICE.  Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his business or residence address.  Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting.  Notice by United States mail shall be given at least three days prior to the meeting.  Notice by courier shall be given at least two days prior to the meeting.  Telephone notice shall be deemed to be given when the director or his agent is personally given such notice in a telephone call to which the director or his agent is a party.  Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the director.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the director and receipt of a completed answer-back indicating receipt.  Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.                      QUORUM.  A majority of the Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Company or these Bylaws, the vote of a majority or other percentage of a particular group of Directors is required for action, a quorum must also include a majority of such group.

The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 7.                      VOTING.  The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the charter.  If enough Directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the charter.

Section 8.                      ORGANIZATION.  At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as Chairman.  In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President or in the absence of the President, a director chosen by a majority of the Directors present, shall act as Chairman.  The Secretary or, in his absence, an assistant secretary of the Company, or in the absence of the secretary and all assistant secretaries, a person appointed by the Chairman, shall act as Secretary of the meeting.

Section 9.                      TELEPHONE MEETINGS.  Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 9 does not apply to any action of the Directors pursuant to the Investment Company Act, that requires the vote of the Directors to be cast in person at a meeting.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10.                    WRITTEN CONSENT BY DIRECTORS.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission and is filed with the minutes of proceedings of the Board of Directors; provided however, this Section 10 does not apply to any action of the Directors pursuant to the Investment Company Act, that requires the vote of the Directors to be cast in person at a meeting.

Section 11.                    VACANCIES.  If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder, if any.  Pursuant to the Company's election in Article V of the charter of the Company, subject to applicable requirements of the Investment Company Act, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 12.                    COMPENSATION.  Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Company and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Company in any other capacity and receiving compensation therefor.

Section 13.                    LOSS OF DEPOSITS.  No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 14.                     SURETY BONDS.  Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 15.                    RELIANCE.  Each director and officer of the Company shall, in the performance of his duties with respect to the Company, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Company whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 16.                    RATIFICATION.  The Board of Directors or the stockholders may ratify and make binding on the Company any action or inaction by the Company or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter.  Moreover, any action or inaction questioned in any stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified, before or after judgment, by the Board of Directors or by the stockholders and such ratification shall be binding upon the Company and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 17.                    EMERGENCY PROVISIONS.  Notwithstanding any other provision in the charter or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under this Article III cannot readily be obtained (an “Emergency”).  During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances, (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV
COMMITTEES

Section 1.                      NUMBER, TENURE AND QUALIFICATIONS.  The Board of Directors may appoint from among its members an Audit Committee, a Valuation Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors.

Section 2.                      POWERS.  The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3.                      MEETINGS.  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.  A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.  The act of a majority of the committee members present at a meeting shall be the act of such committee.  The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.  Each committee shall keep minutes of its proceedings.

Section 4.                      TELEPHONE MEETINGS.  Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.                      WRITTEN CONSENT BY COMMITTEES.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6.                      VACANCIES.  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate one or more alternate members to replace any absent or disqualified member or to dissolve any such committee.  Subject to the power of the Board of Directors, the members of the committee shall have the power to fill any vacancies on the committee.

ARTICLE V
OFFICERS

Section 1.                      GENERAL PROVISIONS.  The officers of the Company shall include a President, a Secretary and a Treasurer and may include a Chief Executive Officer, one or more vice presidents, a Chief Operating Officer, a Chief Financial Officer, a Chief Investment Officer, or a Chief Compliance Officer, one or more assistant secretaries and one or more assistant treasurers.  In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable.  The Board of Directors may designate a Chairman of the Board and a Vice Chairman of the Board, who shall not, solely by reason of such designation, be officers of the Company but shall have such powers and duties as determined by the Board of Directors from time to time.  The officers of the Company shall be elected by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers.  Each officer shall serve until his successor is elected and qualifies or until death, resignation or removal in the manner hereinafter provided.  Any two or more offices except President and vice president may be held by the same person.  Election of an officer or agent shall not of itself create contract rights between the Company and such officer or agent.

Section 2.                      REMOVAL AND RESIGNATION.  Any officer or agent of the Company may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any officer of the Company may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary.  Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation.  The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.  Such resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 3.                      VACANCIES.  A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4.                      CHIEF EXECUTIVE OFFICER.  The Board of Directors may designate a Chief Executive Officer.  In the absence of such designation, the President shall be the Chief Executive Officer of the Company.  The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company.  He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.                      CHIEF OPERATING OFFICER.  The Board of Directors may designate a Chief Operating Officer.  The Chief Operating Officer shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer.

Section 6.                      CHIEF INVESTMENT OFFICER.  The Board of Directors may designate a Chief Investment Officer.  The Chief Investment Officer shall have the responsibilities and duties as determined by the Board of Directors or the Chief Executive Officer.

Section 7.                      CHIEF FINANCIAL OFFICER.  The Board of Directors may designate a Chief Financial Officer.  The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 8.                      CHIEF COMPLIANCE OFFICER.  The Chief Compliance Cfficer, subject to the direction of and reporting to the Board of Directors, shall be responsible for the oversight of the Company’s compliance with the Federal securities laws.  The designation, compensation and removal of the Chief Compliance Officer must be approved by the Board of Directors, including a majority of the Directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Company.  The Chief Compliance Officer shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time.

Section 9.                      PRESIDENT.  In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer.  He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 10.                    VICE PRESIDENTS.  In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors.  The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section 11.                    SECRETARY.  The Secretary shall: (i) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Company; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) have general charge of the stock transfer books of the Company; and (vi) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

Section 12.                    TREASURER.  The Treasurer shall be responsible for: (i) the custody of the funds and securities of the Company; (ii) the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Company; and (iii) the depositing of all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.  In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Company.

The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as Treasurer and of the financial condition of the Company.

Section 13.                    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.                      CONTRACTS.  The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Company when authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2.                      CHECKS AND DRAFTS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or agent of the Company in such manner as shall from time to time be determined by the Board of Directors.

Section 3.                      DEPOSITS.  All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE VII
STOCK

Section 1.                      CERTIFICATES; REQUIRED INFORMATION.  The Company may issue some or all of the shares of any or all of the Company's classes or series of stock without certificates if authorized by the Board of Directors.  In the event that the Company issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Company in the manner permitted by the MGCL.  In the event that the Company issues shares of stock without certificates, to the extent then required by the MGCL, the Company shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.  If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the Secretary of the Company.

Section 2.                      TRANSFERS.  All transfers of stock shall be made on the books of the Company, by the holder of the shares, in person or by his attorney, in such manner as the Board of Directors or any officer of the Company may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates.  Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Company shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

Subject to Article II, Section 9 hereof, the Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Company and all of the terms and conditions contained therein.

Section 3.                      REPLACEMENT CERTIFICATE.  Any officer of the Company may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined such certificates may be issued.  Unless otherwise determined by an officer of the Company, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Company a bond in such sums as it may direct as indemnity against any claim that may be made against the Company.

Section 4.                      CLOSING OF TRANSFER BOOK OR FIXING OF RECORD DATE.  The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.                      STOCK LEDGER.  The Company shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.                      FRACTIONAL STOCK; ISSUANCE OF UNITS.  The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.  Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Company.  Any security issued in a unit shall have the same characteristics as any identical securities issued by the Company, except that the Board of Directors may provide that for a specified period securities of the Company issued in such unit may be transferred on the books of the Company only in such unit.

ARTICLE VIII
ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Company by a duly adopted resolution.

ARTICLE IX
DISTRIBUTIONS

Section 1.                      AUTHORIZATION.  Dividends and other distributions upon the stock of the Company may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Company.  Dividends and other distributions may be paid in cash, property or stock of the Company, subject to the provisions of law and the charter.

Section 2.                      CONTINGENCIES.  Before payment of any dividends or other distributions, there may be set aside out of any assets of the Company available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X
SEAL

Section 1.                      SEAL.  The Board of Directors may authorize the adoption of a seal by the Company.  The seal shall contain the name of the Company and the year of its incorporation and the words “Incorporated Maryland.”  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.                      AFFIXING SEAL.  Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Company.

ARTICLE XI
INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 1.                       INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY.  Subject to any limitations set forth in Sections 2 or 3 below, or, with respect to the advancement of expenses, Section 7.4 of the charter of the Company, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity, (ii) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served a director, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (iii) the Adviser or any of its Affiliates acting as an agent of the Company (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Maryland law and the Investment Company Act.  The Company may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Company in any of the capacities described in (i) or (ii) above and to any employee or agent of the Company or a predecessor of the Company.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Company inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

No provision of this Article XI shall be effective to protect or purport to protect any director or officer of the Company against liability to the Company or its stockholders to which he would otherwise be subject by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2.                       LIMITATION ON INDEMNIFICATION.   Subject to Section 4 of this Article XI, notwithstanding anything to the contrary contained in Section 1 above, the Company shall not provide for indemnification of an Indemnitee pursuant to Section 1 above for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:

 (a)             The Company has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company;

 (b)             The Indemnitee was acting on behalf of or performing services for the Company;

(c)             Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), the Adviser or an Affiliate of the Adviser or (B) gross negligence or willful misconduct in the case that the Indemnitee is an independent director;

(d)              Such indemnification or agreement to hold harmless is recoverable only out of assets and not from the stockholders.

Section 3.                       GENERAL.  Subject to Section 4 of this Article XI, notwithstanding anything to the contrary contained in Section 1 of this Article XI above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by any Indemnitee pursuant to Section 2 of this Article XI above, unless one or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee, and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

Section 4.                       APPLICABILITY.  The provisions of Sections 2 and 3 of this Article XI shall not apply, and shall be of no force and effect, if and to the extent the shares of the Company’s Common Stock are qualified as “covered securities,” within the meaning of Section 18 of the Securities Act.

ARTICLE XII
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the charter of the Company or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute.  The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIII
INVESTMENT COMPANY ACT

If and to the extent that any provision of the MGCL, including, without limitation, Subtitle 6 and, if then applicable, Subtitle 7, of Title 3 of the MGCL, or any provision of the charter or these Bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act shall control.

ARTICLE XIV
AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power, at any time, to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.